Exhibit 10.11

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE BREAD FINANCIAL
2022 OMNIBUS INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), made as of [GRANT DATE] (the “Grant Date”) by and between Bread Financial Holdings, Inc. (the “Company”) and [PARTICIPANT NAME] (the “Participant”) who is an employee of the Company or one of its Affiliates, evidences the grant by the Company of an award of restricted stock units (the “Award”) to the Participant and the Participant’s acceptance of the Award in accordance with the provisions of the Bread Financial 2022 Omnibus Incentive Plan (the “Plan”). The Company and the Participant agree as follows:

1.    Basis for Award. The Award is made under the Plan pursuant to Sections 6(e) and 6(f) thereof.

2.    Award.

(a)    The Company hereby awards to the Participant, in the aggregate, [SHARES GRANTED] Restricted Stock Units which shall be subject to the conditions set forth in the Plan and this Agreement.

(b)    Restricted Stock Units shall be evidenced by an account established and maintained for the Participant, which shall be credited for the number of Restricted Stock Units granted to the Participant. By accepting this Award, the Participant acknowledges that the Company does not have an adequate remedy in damages for the breach by the Participant of the conditions and covenants set forth in this Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Participant issued by any court having jurisdiction.

(c)    Except as provided in the Plan or this Agreement, prior to vesting as provided in Section 3 of this Agreement, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to Stock underlying the Award shall immediately terminate without any payment or consideration by the Company in the event of a Participant’s termination of Service, as provided in Section 4 of this Agreement below.

(d)    Dividend Equivalent Rights. If the Company pays any cash dividend on its outstanding Stock for which the record date occurs after the Grant Date, the Committee will credit the Participant’s account as of the dividend payment date in an amount equal to the cash dividend paid on one share of Stock multiplied by the number of Restricted Stock Units under this Agreement that have not been settled as of that record date (“Dividend Equivalents”). Such Dividend Equivalents will be subject to the vesting requirements of Section 3 of this Agreement below, and no Dividend Equivalents will vest or be paid to the Participant unless and until the corresponding Restricted Stock Unit vests and is settled.

(e)    Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any Restricted Stock Unit until he or she shall have become the holder of record of such Stock, and except as otherwise provided in this Agreement or the Plan, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

3.    Vesting; Settlement. Subject to Sections 2 and 4 of this Agreement, the restrictions on the Award will lapse upon determination by the Company’s Board or the Compensation Committee of the Company’s Board that the performance metrics set forth in Schedule 1 attached to this Agreement have been met and 100% of the Award will vest upon the day of the third anniversary of the Grant Date (the “Vesting Date”) following any such determination, subject to the Participant’s continuous Service with the Company or an Affiliate through the Vesting Date. “Service,” for purposes of this Agreement, shall mean service by the Participant as an employee or director of, or consultant to, the Company or any of its Affiliates. Subject to Section 19 of this Agreement, within 30 days following the applicable Vesting Date (or vesting event pursuant to Sections 6(b) or 6(c)) and consistent with Section 409A of the Code, payment shall be made in Stock (based upon the Fair Market Value of the Stock on the day all restrictions lapse) and cash in the amount of any Dividend Equivalents credited to the Participant’s account with respect to such shares of Stock. The Committee shall cause the Stock to be electronically delivered to the Participant’s electronic account with respect to such Stock free of all restrictions. Pursuant to Section 11 of this Agreement, the cash and/or the number of shares delivered shall be net of the amount of cash and/or the number of shares withheld for satisfaction of Tax-Related Items (as defined below), if any.

4.    Termination of Employment.

(a)    Forfeiture Upon Termination. Unless otherwise determined by the Committee (to the extent the Award does not constitute Deferred Compensation (as defined in Section 19(b) of Agreement), as determined by the Committee in its sole discretion) or except as otherwise provided in the Plan or in Section 4(b) below, if the Participant’s Service terminates for any reason, whether or not such termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed, any unvested portion of the Award held by a Participant on the date of termination of Service shall be forfeited. The Participant’s date of termination of Service shall mean the date upon which the Participant’s active Service terminates, regardless of any notice period or period in lieu of notice of termination of employment or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of a written employment or service agreement, if any. The Committee shall have the exclusive discretion to determine when the Participant’s active Service terminates for purposes of this Award (i.e., when the Participant has ceased active performance of services for purposes of vesting in this Award), including whether a leave of absence constitutes a termination of Service for purposes of this Award.

(b)    Termination Due to Retirement. If the Participant’s Service terminates by reason of Retirement after the date that is 12 months following the Grant Date, the Participant shall continue to be eligible to vest in the Award on the Vesting Date following the date of termination of Service (based on the attainment level of the performance metrics set forth in Schedule 1) without regard to the requirement that the Participant continue in Service through the Vesting Date. For purposes of this Agreement, “Retirement” means a termination of Service by the Participant on or after the date that the Participant has either: (i) attained the age of sixty (60) years and completed a period of 5 years or more of Service; or (ii) attained the age of sixty-five (65) years as of the date of termination of Service. For purposes of the Award, a “Retirement” shall not include: (i) a termination of Service by the Company for Cause; (ii) a termination of Service or resignation by the Participant after receiving notice that the Company has elected to terminate Participant’s Service for Cause; (iii) a termination of Service or resignation by the Participant during the pendency of an investigation with respect to the Participant or while the Participant is on a performance improvement plan; or (iv) any other circumstance upon which the Company determines in good faith the Participant is not in good standing at the time of such termination of Service at the sole discretion of the Company.

5.    Participant. Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Restricted Stock Units and Dividend Equivalents may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6.    Adjustments; Change in Control.

(a)    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of  the number and kind of shares that may be issued in respect of Restricted Stock Units. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles.

(b)    In connection with a Change in Control, the Committee may, in its sole discretion, accelerate the vesting and/or the lapse of restrictions with respect to the Award, provided however, that if the Award constitutes Deferred Compensation (as defined in Section 19(b) below), any acceleration of vesting and/or lapse of restrictions with respect to the Award contemplated in the foregoing shall not be given effect to the extent it would result in the payment of the Award in a manner that would fail to comply with the requirements of Section 409A of the Code. If the Award is not assumed, substituted for an award of equal value, or otherwise continued after a Change in Control, the Award shall automatically vest prior to the Change in Control at a time designated by the Committee. Timing of any payment or delivery of shares of Stock under this provision shall be subject to Section 409A of the Code.

(c)    All outstanding Restricted Stock Units and Dividend Equivalents (if any) that are assumed, substituted for an award of equal value, or otherwise continued after a Change of in Control shall immediately vest upon a termination of Service by the Company or an Affiliate without Cause, within twelve months after a Change in Control.

7.    Clawback. Notwithstanding anything in the Plan or this Agreement to the contrary, in the event that the Participant breaches any nonsolicitation, noncompetition or confidentiality agreement entered into with, or while acting on behalf of, the Company or any Affiliate, the Committee may (a) cancel the Award, in whole or in part, whether or not vested, and/or (b) require such Participant or former Participant to repay to the Company any gain realized or payment or shares received upon the exercise or payment of, or lapse of restrictions with respect to, such Award (with such gain, payment or shares valued as of the date of exercise, payment or lapse of restrictions). Notwithstanding anything in the Plan, in this Agreement or any other agreement to the contrary, (i) if any of the Company’s financial statements are required to be restated due to errors, omissions, fraud, or misconduct, the Committee may, in its sole discretion but acting in good faith, direct the Company to recover all or a portion of any Award or any past or future compensation from any Participant or former Participant with respect to any fiscal year of the Company for which the financial results are negatively affected by such restatement, including through cancellation of an Award or repayment of any gain realized (with such gain valued as of the date of exercise, payment or lapse of restrictions) and (ii) the Award shall be subject to cancellation and the payment of any amounts hereunder shall be subject to repayment as the Committee deems necessary or desirable in order to facilitate compliance with the requirement of the U.S. Securities and Exchange Commission or any applicable securities law, including the requirements of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, or any securities exchange on which the Stock is listed or traded, as may be in effect from time to time. Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in shares of Stock or cash or a combination thereof (based upon the Fair Market Value of the shares of Stock on the date of repayment) and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Participant.

8.    Compliance with Law. Notwithstanding any of the provisions in this Agreement or the Plan, the Company will not be obligated to issue or deliver any Stock to the Participant hereunder, if the exercise thereof or the issuance or delivery of such Stock shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the U.S. Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the issuance or delivery of Stock pursuant thereto to comply with any law or regulation of any governmental authority.

9.    No Right to Continued Service. Nothing in this Agreement or in the Plan shall be construed as giving the Participant, employee or other person the right to continue in service of the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s continued Service, or any employee’s or other person’s Service at any time. The Participant acknowledges and agrees that the continued vesting of the Restricted Stock Units granted hereunder is premised upon attainment of the performance goals set forth herein and vesting of such Restricted Stock Units shall not accelerate upon Participant’s termination of Service, unless specifically provided for herein.

10.    Representations and Warranties of Participant. The Participant represents and warrants to the Company that:

(a)    Agrees to Terms of the Plan. The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement and agrees to be bound by their terms and conditions. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

(b)    Cooperation. The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

(c)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Stock. The

Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan or this Award.

11.    Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Affiliate that employs the Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Stock acquired pursuant to the Award and the receipt of any Dividend Equivalents; and (b) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Participant has become subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In connection with any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by: (i) requiring a cash payment from the Participant; (ii) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer, (iii) withholding from the proceeds of the sale of Stock acquired pursuant to the Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); and/or (iv) withholding from the shares of Stock subject to the Restricted Stock Units, provided, however, that if the Participant is a Section 16 officer of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then the Participant may elect the form of withholding from the alternatives above in advance of any tax withholding event, and in the absence of the Participant’s timely election, the Company will withhold in shares of Stock (other than U.S. Federal Insurance Contribution Act taxes or other Tax-Related Items that become payable in a year prior to the year in which shares of Stock are issued upon settlement of the Restricted Stock Units), or the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) may determine that a particular method be used to satisfy any withholding obligations for Tax-Related Items.

The Company may withhold or account for Tax-Related Items by considering statutory or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, the Participant is deemed, for tax purposes, to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

The Company may refuse to issue or deliver the Stock, the proceeds of the sale of Stock or cash in the amount of any Dividend Equivalents if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

12.    Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to Participant’s address as recorded in the records of the Company.

13.    Governing Law; Choice of Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, agree that such litigation shall be conducted in the courts of Collin County, Texas, or the federal courts for the United States for the Eastern District of Texas, where this grant is made and/or to be performed.

14.    Electronic Transmission and Participation. The Company reserves the right to deliver any notice or Award by email in accordance with its policy or practice for electronic transmission and any written Award or notice referred to herein or under the Plan may be given in accordance with such electronic transmission policy or practice. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party designated by the Company.

15.    Country-Specific Provisions. The Award shall be subject to any special terms and conditions set forth in the appendix to this Agreement for the Participant’s country (the “Appendix”). Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

16.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan or the Award, or on the Restricted Stock Units and on any Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

17.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18.    Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by the Participant or any other Participant.

19.    Section 409A. Notwithstanding any other provision of the Plan or this Agreement, the following provision shall apply if the Participant is subject to taxation under the laws of the United States.

(a)    It is intended that the Restricted Stock Units shall qualify for exemption from the application of, or comply with, Section 409A of the Code, and any ambiguities herein will be interpreted with this intention. The Committee reserves the right (but shall not be obligated), to the extent the Committee deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that the Restricted Stock Units qualify for exemption from, or comply with Section 409A of the Code or to mitigate any additional taxes, interest, penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical; provided, however, that the compensation payable under this Agreement will be exempt from or compliant with Section 409A of the Code and does not guarantee that the compensation payable hereunder will not be subject to any taxes, interest, penalties or other adverse tax consequences under Section 409A of the Code. Nothing in this Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any amounts paid under this Agreement.

(b)    Additional Payment Requirements Applicable to Award. Restricted Stock Units that constitute non-qualified deferred compensation subject to Section 409A of the Code (“Deferred Compensation”) and are payable either (i) upon a Change in Control or (ii) termination of Service following a Change in Control, in each case, where the Change in Control does not constitute a “change in control event” within the meaning of Section 409A of the Code and U.S. Treasury Regulations, shall instead be payable on the Vesting Date set forth in Section 3. Further, Restricted Stock Units that are Deferred Compensation and are payable on, or that is by reference to, the date of the Participant’s termination of Service shall not be paid on such date unless the termination of Service constitutes a “separation from service” within the meaning of Section 409A of the Code, and if the Participant is a “specified employee” within the meaning of Section 409A of the Code on the date the Participant experiences a separation from service, then the Restricted Stock Units shall instead be paid on the first business day of the seventh month following the Participant’s separation from service, or, if earlier, on the date of the Participant’s death, to the extent such delayed payment is required in order to avoid a prohibited distribution under Section 409A of the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BREAD FINANICIAL HOLDINGS, INC.

By: _______________________________
Joseph L. Motes III
Executive VP, Chief Administrative Officer, General Counsel and Secretary

PARTICIPANT
___________________________________
[PARTICIPANT NAME]

APPENDIX TO THE
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE Bread Financial Holdings, Inc 2022 OMNIBUS INCENTIVE PLAN

This Appendix contains additional (or, if so indicated, different) terms and conditions that govern the Award if the Participant is or becomes located outside of the United States of America (the "U.S."). All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan or the main body of this Agreement, as applicable. To the extent there are any inconsistencies between these additional terms and conditions and those set forth in the Agreement, these additional terms and conditions shall prevail.

If Participant is a citizen or resident of a country other than the one in which he or she is currently working, is considered a citizen or resident of another country for local law purposes, or transfers employment or residency to another country after the Award is granted, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.

ALL COUNTRIES

Nature of Grant. By accepting the Award, the Participant acknowledges, understands and agrees that:

a)    the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan;

b)    the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been granted in the past;

c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

d)    the Participant’s participation in the Plan is voluntary;

e)    the Award and any Stock or cash underlying or acquired pursuant to the Award, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

f)    the future value of the Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty;

g)    unless otherwise agreed with the Company, the Award is not granted as consideration for, or in connection with, the service the Participant may provide as a director of any Affiliate;

h)    no claim or entitlement to compensation or damages shall arise from forfeiture of any portion of this Award resulting from termination of the Participant’s employment relationship (for any reason whatsoever and regardless of whether later found to be invalid or in breach of applicable laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);

i)    except as otherwise stated in the country specific provisions below, for purposes of the Award, the Participant’s employment relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the Award, if any, will terminate effective as of such date and will not be extended by any notice period (e.g., the Participant’s period of employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under the applicable laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award (including whether the Participant may still be considered to be providing services while on a leave of absence);

j)    unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits under the Plan evidenced by this Agreement do not create any entitlement to have this Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Stock or this Award; and

k)    neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the Award or the subsequent sale of any shares of Stock acquired under the Plan.

Data Privacy Information and Consent.
a)    Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Participant's consent.

b)    Incentive Plan Administration Service Providers. The Company transfers Data to Fidelity Brokerage Services LLC and its affiliated companies (“Fidelity”), an independent service provider based in the United States, which is assisting the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Data with such other provider serving in a similar manner. The Participant acknowledges and understands that Fidelity will open an account for the Participant to receive this Award and to receive and trade shares of Stock, if any, acquired under the Plan. The Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the Participant’s ability to participate in the Plan.

c)    International Data Transfers. The Company and its service providers are based in the United States. Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. In the absence of appropriate safeguards, such as standard data protection clauses, the processing of the Participant’s Data in the United States or, as the case may be, other countries might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, the Participant might not have enforceable rights regarding the processing of the Participant’s Data in such countries. The Company's legal basis, where required, for the transfer of Data is Participant’s consent.

d)    Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.

e)    Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant this Award or other awards to the Participant or administer or maintain such awards.

f)    Data Subject Rights. The Participant may have a number of rights under data privacy laws in the Participant's jurisdiction. Depending on where the Participant is located, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Participant's jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Participant may contact his or her local human resources representative.

By accepting the Award and indicating consent via the Company's online acceptance procedure, the Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.

Language. The Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, as to allow the Participant to understand the terms of the Agreement and any other document related to this Award and/or the Plan. If the Participant has received the Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.

Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and Participant’s country of residence, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Stock, rights to Stock (e.g., Restricted Stock Units) or rights linked to the value of Stock during such times the Participant is considered to have “inside information” regarding the

Company as defined in the laws or regulations in the applicable jurisdictions. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any restrictions and the Participant should consult his or her personal legal advisor on this matter.

Foreign Asset / Account and Exchange Control Reporting Obligations. The Participant may be subject to certain foreign asset and/or account reporting requirements and/or exchange control restrictions, reporting requirements or repatriation obligations related to the Award and participation in the Plan. Such requirements and restrictions may be triggered by the grant of the Award, the opening of a brokerage account in connection with the Plan, the acquisition of shares of Stock or dividends paid on the Stock or cash proceeds from the sale of the shares of Stock, or other activities or transactions related to the Plan. The Participant acknowledges that it is his or her responsibility to be compliant with any applicable requirements, and the Participant should consult his or her personal tax or legal advisor with any questions about such requirements.

INDIA

Additional Terms and Conditions

None.

Notifications

Exchange Control Information. Any funds realized in connection with the Plan (e.g., proceeds from the sale of shares of Stock and cash dividends paid on the shares of Stock) must be repatriated to India within a specified period of time after receipt as prescribed under Indian exchange control laws. Participant is personally responsible for obtaining a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and holding the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. Participant is personally responsible for complying with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws. Participant should consult with Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations Participant may have in connection with Participant’s participation in the Plan.

Foreign Asset/Account Reporting Information. Participant is required to declare Participant’s foreign bank accounts and any foreign financial assets (including shares of Stock acquired under the Plan held outside India) in Participant’s annual tax return. Participant should consult with Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations Participant may have in connection with Participant’s participation in the Plan.